EXHIBIT 10.2
SECURITY AGREEMENT
     SECURITY AGREEMENT, dated as of September 9, 2010 (this “Security Agreement”), by and among ALLEGHANY CORPORATION, a Delaware corporation (the “Debtor”), having its principal office at 7 Times Square Tower, New York, New York 10036, a Delaware corporation, and U.S. BANK NATIONAL ASSOCIATION, having an office at 461 Fifth Avenue, 7th Floor, New York, New York, 10017, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the ratable benefit of the Lenders (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), among the Debtor, the Administrative Agent, and the lenders listed on the signature page thereof, certain lenders have committed to make the Tranche A Loans (collectively, the “Lenders”), to the Borrower; and
     WHEREAS, it is a condition to executing and delivering the Credit Agreement and making the Tranche A Loans that the Debtor pledge to the Collateral Agent, for ratable benefit of the Lenders under Tranche A, and grant a security interest in and to the Collateral (as hereinafter defined) to secure the Obligations (as hereinafter defined).
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Debtor does hereby agree with the Collateral Agent (for the ratable benefit of the Lenders) as follows:
     SECTION 1. Definitions. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement, and the following terms shall have the following meanings:
     “Collateral” has the meaning set forth in Section 2 hereof.
     “Event of Default” has the meaning set forth in Section 7 hereof.
     “Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Tranche A Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Tranche A Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Security Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith with respect to the Tranche A Loans, whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses or otherwise (including all reasonable fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by the Borrower pursuant hereto or thereto arising out of or relating to the Tranche A Loans). For avoidance of doubt, the Obligations shall not include the Tranche B Loans (inclusive of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses or otherwise arising out of or relating to the Tranche B Loans).
     “Securities Act” has the meaning set forth in Section 8(e) hereof.
     “Termination Events” means (i) the termination of the Tranche A Commitment, and (ii) the indefeasible payment in full in cash of the Obligations.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York. Any capitalized term used in this Security Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Security Agreement or any other Loan Document has the meaning given to such term in the UCC.
     SECTION 2. Grant of Security Interest, Etc. As continuing collateral security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, by acceleration or otherwise), the Debtor hereby irrevocably grants, pledges, assigns, transfers and delivers to the Collateral Agent (for the ratable benefit of the Lenders) a continuing first priority lien on and security interest in, and, as a part of such grant, pledge, assignment, transfer and delivery, hereby assigns to the Collateral Agent (for the ratable benefit of the Lenders) as collateral security (whether now owned or at any time hereafter acquired or now existing or hereafter existing or created), all of its right, title and interest in and to: (a) all cash, securities, shares of stock, investment property, financial assets, equity interests, instruments, and general intangibles, which are from time to time held in or credited to that certain account (together with any successor or replacement, the “Account”) maintained with U.S. Bank National Association , which is a securities intermediary of the Debtor, (b) the Account itself; and (c) all rights to which Debtor now or hereafter becomes entitled by reason of its interest in any of the previously described Collateral, and all security entitlements related to the Account and the financial assets credited to the Account (collectively, the foregoing items in (a), (b) and (c) together with all, additions to, accessions to, substitutions of, products or proceeds of any or all of the foregoing shall be referred to as the “Collateral”). The Account shall be identified in a writing approved by the Debtor, which writing shall constitute a supplement to this Security Agreement. This Security Agreement shall also constitute a security agreement as that term is used in the UCC; provided that to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9, as applicable, shall govern or, if the UCC provides that the creation, perfection or enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state shall govern.
     SECTION 3. Registration of Pledge. The Debtor hereby represents and warrants that as of the date hereof, none of the Collateral is represented by any instruments or certificates. In the event that at any time after the date hereof any Collateral shall be evidenced by an instrument or a certificate, the Debtor shall promptly deliver any such instrument or certificate, duly endorsed or accompanied by appropriate instruments of transfer or assignment duly executed in blank by the Debtor, to the Collateral Agent as additional Collateral.
     SECTION 4. Representations of the Debtor. The Debtor represents and warrants to the Collateral Agent and the Lenders at the time of any delivery by it to the Collateral Agent of any Collateral at the date of each Borrowing under Tranche A that:
     (a) The Debtor is the legal and beneficial owner of, and is not acting as nominee for any Person with respect to, and has exclusive control and good title to the Collateral free and clear of all Liens or security interests other than the Lien in favor of the Collateral Agent (for the ratable benefit of the Lenders) created by this Security Agreement;
     (b) The Debtor’s principal place of business and the principal place where the Debtor’s records concerning the Collateral are kept are each located at 7 Times Square Tower, New York, New York 10036;
     (c) Giving effect to the aforesaid grant and assignment to the Collateral Agent (for the ratable benefit of the Lenders), the Collateral Agent has, as of the date of this Security Agreement, and as to Collateral acquired from time to time after such date, shall have, a valid, perfected (assuming the filing of financing statements in all necessary public offices) and continuing lien upon and security interest in the Collateral; and
     (d) Except for UCC-1 financing statements filed or to be filed in favor of the Collateral Agent as secured party hereunder, there are no financing statements under the UCC, or under the Uniform Commercial Code of any other state, currently on file covering any or all of the Collateral and the Debtor will not, without the prior written consent of the Collateral Agent, until the occurrence of the Termination Events, file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Collateral Agent as secured party.
     SECTION 5. Covenants of the Debtor. The Debtor further covenants to the Collateral Agent and the Lenders that:
     (a) Without the prior written consent of the Collateral Agent in its sole and absolute discretion, or as otherwise permitted under the Credit Agreement, the Debtor will not sell, transfer, convey or otherwise dispose of any interest in the Collateral;
     (b) The Debtor will not suffer or permit any Lien to exist on or with respect to the Collateral except the Lien created under this Security Agreement;
     (c) The Debtor will, at its own expense, use commercially reasonable efforts to at any time and from time to time at the request of the Collateral Agent, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably requested by the Collateral Agent to further enhance, preserve, establish, demonstrate, perfect or enforce the Collateral Agent’s rights, interests and remedies created by, provided in or emanating from this Security Agreement;

     (d) The Debtor will defend the Collateral Agent’s right, title and interest in, to and under the Collateral against the claims and demands of all Persons whomsoever; and
     (e) The Debtor shall not change its chief executive office or place of organization unless the Debtor shall provide the Collateral Agent with written notice thereof not less than 30 days prior to such change (but in any event, within the period required pursuant to the UCC or the Uniform Commercial Code of any other state where financing statements have been filed in connection with this Security Agreement) and there shall have been taken such action, reasonably satisfactory to the Collateral Agent, as may be necessary to maintain the security interest of the Collateral Agent hereunder at all times fully perfected and in full force and effect. The Debtor shall not change its name unless the Debtor shall have given the Collateral Agent written notice thereof not less than 30 days prior to such change (but in any event, within the period required pursuant to the UCC or the Uniform Commercial Code of any other state where financing statements have been filed in connection with this Security Agreement) and shall have taken such action, reasonably satisfactory to the Collateral Agent, as may be necessary to maintain the security interest of the Collateral Agent in the Collateral granted hereunder at all times fully perfected and in full force and effect.
     SECTION 6. Power of Attorney. The Debtor hereby constitutes and irrevocably appoints the Collateral Agent, with full power of substitution and revocation by the Collateral Agent, as the Debtor’s true and lawful attorney-in-fact, for the purpose from time to time upon the occurrence and during the continuance of an Event of Default of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Collateral Agent deems necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, (a) to affix to certificates and documents representing any Collateral the endorsements or other instruments of transfer or assignment delivered with respect thereto and to transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Debtor, and (b) in order to more fully vest in the Collateral Agent the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to the Collateral Agent in this Security Agreement. The power of attorney granted pursuant to this Security Agreement and all authority hereby conferred are granted and conferred solely to protect the Collateral Agent’s and Lenders’ interest in the Collateral and shall not impose any duty upon the Collateral Agent or any Lender Party to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the occurrence of the Termination Events. Any power of attorney granted hereunder shall be in addition to the terms of any other power of attorney set forth in any other Loan Document.
     SECTION 7. Events of Default. An “Event of Default” shall exist if an Event of Default, as defined in the Credit Agreement, shall have occurred and be continuing.
     SECTION 8. Remedies. Upon the occurrence and during the continuance of an Event of Default:
     (a) The Collateral Agent (for the ratable benefit of the Lenders) shall have all the rights and remedies of a secured party under the UCC (whether or not such UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof and the Debtor agrees to take all such action as may be appropriate to give effect to such right.
     (b) The Collateral Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Debtor representing any payment or distribution payable in respect of the Collateral or any part thereof, and for and in the name, place and stead of the Debtor, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Collateral hereunder.
     (c) The Collateral Agent, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Collateral (in one or more portions and at the same or different times) and all right, title and interest, claim and demand therein, at public or private, if permitted by the UCC, sale, for cash, upon credit or for future delivery, and in connection therewith the Collateral Agent may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Collateral are being purchased for investment only, the Debtor hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or other applicable law. If all or any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, neither the Collateral Agent nor any Lender shall be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Collateral. It is expressly agreed that the Collateral Agent may exercise its rights with respect to less than all of the Collateral, leaving unexercised its rights with respect to the remainder of the Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize the Collateral Agent’s right to exercise its rights with respect to all or any other portion of the Collateral at a later time or times.
     (d) No demand, advertisement or notice, all of which are hereby expressly waived by the Debtor to the extent permitted by law, shall be required in connection with any sale or other disposition of all or any part of the Collateral, except that the Collateral Agent shall give the Debtor at least ten days’ prior written notice of the time and the place of any public sale or the date after which any private sale or other disposition is to be made, which notice the Debtor hereby agrees is commercially reasonable, all other demands, advertisements and notices being hereby waived to the extent permitted by law. To the extent permitted by law, the Collateral Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and the Collateral Agent may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, the Collateral Agent or any Lender (or any of their respective nominees or designees) may purchase any or all of the Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of the Debtor, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Collateral, public or private, the Debtor will pay all reasonable costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, the Collateral Agent shall apply any remaining amounts to the payment of the Obligations in the order of priority as set forth in Section 9 of this Security Agreement.
     (e) The Debtor recognizes that the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or other relevant securities laws in any jurisdiction, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Collateral Agent has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act or other relevant securities laws in any jurisdictions. The Debtor agrees that a private sale or sales made under the foregoing circumstances shall not be deemed to be commercially unreasonable by virtue of such circumstances.
     (f) Upon any sale or other disposition, the Collateral Agent shall have the right to deliver, endorse, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition, including the Collateral Agent or any Lender Party, shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption. The Debtor specifically waives, to the extent permitted by applicable law, all rights of stay or appraisal which the Debtor has or may have under any rule of law or statute now existing or hereafter adopted.
     SECTION 9. Application of Proceeds. The proceeds of any sale or disposition of all or any part of the Collateral shall be applied (a) first, to the payment of the costs and expenses of such collection, sale or other realization, including, without limitation, the payment of any amounts payable to the Collateral Agent pursuant to Section 12 hereof, (b) second, to the payment of the Obligations and (c) finally, to the payment of the Debtor, or its respective successors or assigns, or as a court of competent jurisdiction may direct.
     SECTION 10. Remedies Cumulative. All rights and remedies afforded to the Collateral Agent by reason of this Security Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies in favor of the Collateral Agent existing at law or in equity or otherwise. No one of such remedies, whether or not exercised by the Collateral Agent, shall be deemed to exclude, limit or prejudice the exercise of any other legal or equitable remedy or remedies available to the Collateral Agent.

     SECTION 11. No Waiver. No failure to exercise or delay by the Collateral Agent or any Lender or the Debtor in exercising any right or remedy hereunder or under the other Loan Documents, as the case may be, shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to the Collateral Agent hereunder or by law may be exercised by the Collateral Agent at any time and from time to time, and as often as the Collateral Agent may deem it expedient. Any and all of the Collateral Agent’s rights with respect to the Lien and security interest granted hereunder shall continue unimpaired, and the Debtor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of the Debtor under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein, (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Collateral Agent in the event of any default, with respect to the Collateral or otherwise hereunder or (d) any amendment, modification or supplement of any Loan Document. No delay or extension of time by the Collateral Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon the Debtor by the Collateral Agent, shall constitute a waiver thereof, or limit, impair or prejudice the Collateral Agent’s right, without notice or demand, to take any action against the Debtor or to exercise any other power of sale, option or any other right or remedy.
     SECTION 12. Expenses. The Collateral shall secure, and the Debtor, shall from time to time pay to the Collateral Agent and/or the Collateral Agent’s counsel upon written notice from the Collateral Agent as applicable, from time to time, all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) actually incurred for the creation or perfection of any Lien or security interest granted or intended to be granted hereby, collection of or realization on the Collateral, or in any way relating to the enforcement of the rights or remedies of the Collateral Agent under the Credit Agreement, this Security Agreement or the other Loan Documents.
     SECTION 13. Collateral Agent Not Bound.
     (a) This Security Agreement shall not be construed as creating a partnership or joint venture agreement between the Collateral Agent or any Lender and the Debtor, or to make Collateral Agent or any Lender liable as a holder in the Debtor.
     (b) Neither the Collateral Agent nor any Lender shall be obligated to perform or discharge any obligation of the Debtor as a result of the collateral assignment hereby effected.
     (c) The acceptance by the Collateral Agent of this Security Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent or any Lender to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

     SECTION 14. Liability of the Collateral Agent. All Collateral at any time delivered to the Collateral Agent pursuant hereto shall be held by the Collateral Agent (for the ratable benefit of the Lenders) subject to the terms, covenants and conditions herein set forth. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by such party or parties relative to any of the Collateral, except for such party’s or parties’ own gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, representation, report, opinion, bond or other paper, document or signature reasonably believed by the Collateral Agent to be genuine, and the Collateral Agent may assume that any purported officer of the Debtor purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. The Collateral Agent may require such written certifications or directions from the Debtor as it deems necessary or appropriate before taking any action hereunder. The Collateral Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. The Debtor shall hold the Collateral Agent and the Lenders harmless from and against any loss incurred by the Collateral Agent or any of the Lenders provided the Collateral Agent and the Lenders were acting in accordance with this Security Agreement or in reliance upon any instruction, direction or certification received by the Collateral Agent and provided Collateral Agent’s action or omission was without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall not be responsible for monitoring the Debtor’s compliance with the Debtor’s obligations under this Security Agreement or the Debtor’s breach of any of its obligations under this Security Agreement. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent and the Lenders shall be accountable only for amounts that they actually receive and retain as a result of the exercise of such powers, and neither they nor any of their related parties shall be responsible to the Debtor for any act or failure to act hereunder.
     SECTION 15. Custody of Collateral; Notice of Exercise of Remedies. The Collateral Agent shall not have any duty as to the collection or protection of the Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights pertaining thereto beyond exercising reasonable care with respect to the custody of any thereof actually in its possession or any other requirement pursuant to the UCC. The Debtor hereby waives notice of acceptance hereof, and except as otherwise specifically provided herein or required by provisions of law which may not be waived, hereby waives any and all notices or demands with respect to any exercise by the Collateral Agent of any rights or powers which it may have or to which it may be entitled with respect to the Collateral.
     SECTION 16. Further Assurances. The Debtor agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent from time to time may reasonably require to carry into effect this Security Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder. The Debtor hereby agrees to deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral

Agent, as the Collateral Agent may from time to time reasonably request or as are necessary in the reasonable opinion of the Collateral Agent to establish and maintain a valid and perfected security interest in the Collateral and to pay any filing fees relative thereto all in furtherance of the Debtor’s obligations hereunder. The Debtor also hereby authorizes the Collateral Agent, to the extent permitted by law, to file such financing statements or any other financing statements or amendments thereto. Such financing statements may describe the Collateral in the manner described herein or in any other manner the Collateral Agent deems necessary to perfect the security interests hereunder.
     SECTION 17. Release. The security interest in the Collateral granted to the Collateral Agent hereunder shall be released:
     (a) as provided in Section 2.04 of the Credit Agreement; and
     (b) upon (i) the occurrence of the Termination Event; and (ii) all reasonable costs, fees, expenses and other sums paid or incurred by or on behalf of the Collateral Agent in exercising any of its rights, powers, options, privileges and remedies hereunder or under any of the Loan Documents with respect to the Tranche A Loans, including, without limitation, reasonable attorneys’ fees and disbursements, plus any accrued interest thereon as provided in the Loan Documents with respect to the Tranche A Loans, shall have been fully paid.
          In connection with any release of Collateral pursuant to this Section 17, the Collateral Agent shall execute such documents as may be reasonably requested by the Debtor to acknowledge such release. Any documents delivered to confirm such release shall be prepared by counsel for the Collateral Agent at the Debtor’s reasonable expense and shall expressly provide that such confirmation is without recourse and without any representation or warranty, express or implied (other than that the Collateral Agent has not encumbered such Collateral). If the Collateral is released in its entirety, the Collateral Agent, at the request and sole reasonable cost and expense of the Debtor made at the time of any such release, will execute and deliver to the Debtor a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement, and will duly assign and transfer, without recourse and without any representation or warranty, express or implied, the Collateral (and deliver so much thereof as shall be in its possession and as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement, together with any moneys at the time held by the Collateral Agent hereunder and not applied to the payment of the Obligations, to the Debtor).
     SECTION 18. Miscellaneous.
     (a) Amendments, Etc. Subject to the terms of the Credit Agreement, the terms of this Security Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Debtor and the Collateral Agent. Any such amendment or waiver shall be binding on the Collateral Agent and each Lender under the Tranche A Commitment and the Debtor.
     (b) Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns; provided, however, that the Debtor shall not assign or transfer its rights hereunder and any such purported assignment shall be null and void. This Security Agreement may be assigned by the Collateral Agent to the successor Collateral Agent appointed under the terms of the Credit Agreement. Reference is hereby made to Section 8.01 of the Credit Agreement for the terms and conditions upon which a successor Collateral Agent hereunder may be appointed.
     (c) Authority of the Collateral Agent. The Debtor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, however, as between the Collateral Agent and the Debtor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Debtor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
     (d) Notices. All notices, demands, requests, consents, approvals and other communications required, permitted, or desired, to be given hereunder shall be delivered in accordance with Section 9.01 of the Credit Agreement.
     (e) Captions. All captions in this Security Agreement are included herein for convenience of reference only and shall not constitute part of this Security Agreement for any other purpose.
     (f) GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (g) CONSENT TO JURISDICTION AND JURY TRIAL. THE PROVISIONS OF SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE AND SHALL BE APPLICABLE TO THIS SECURITY AGREEMENT.
     (h) Severability. Any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     (i) Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or electronic shall be effective as delivery of a manually executed counterpart of this Security Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written:

DEBTOR: ALLEGHANY CORPORATION, a Delaware corporation
By:	/s/ Roger B. Gorham
	Name:	Roger B. Gorham
	Title:	Senior Vice President

COLLATERAL AGENT: U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Dennis Cogan
	Name:	Dennis Cogan
	Title:	Senior Vice President